EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of March 16, 1999, is made between SIGNAL APPAREL COMPANY, INC., an Indiana corporation with its principal offices at 200-A Manufacturers Road, Chattanooga, Tennessee 37405 (the "Company"), and Michael Harary, residing at 5 Ross Court, Oakhurst, New Jersey 07755 (the "Executive").

                                    RECITALS:

     WHEREAS, on the date hereof the Company has acquired (the "Acquisition") substantially all of the assets of Tahiti Apparel, Inc. ("Tahiti") pursuant to an Asset Purchase Agreement, dated December 18, 1998 (the "Asset Purchase Agreement");

     WHEREAS, the Executive was the Vice President of Tahiti prior to the Acquisition and the Company desires to employ the Executive in an executive capacity;

     WHEREAS, the Company intends to operate the business of Tahiti as part of the Signal Branded Division of the Company or through a wholly owned subsidiary of the Company (such division or subsidiary is hereafter referred to as the "Signal Branded Division"); and

     WHEREAS, the Company and the Executive have reached an understanding with respect to the employment of the Executive by the Company and desire to set forth their understanding with respect to such employment fully and completely in writing.

     NOW, THEREFORE, the parties agree as follows:

     1. Employment. The Company shall employ the Executive as its Executive Vice President of the Signal Branded Division, which shall include overseeing and managing the activities of the Tahiti, Umbro, Big Ball and Signal Sports divisions, and the Executive shall work for the Company in such capacity upon the terms and conditions set forth herein and shall perform such duties, and have such powers, authority, functions, duties and responsibilities for the Company as are commensurate and consistent with such position and as may be assigned to the Executive by the Company's Chief Executive Officer (the "CEO") or Chairman (the "Chairman of the Board") of the Company's board of directors (the "Board") from time to time. Notwithstanding the foregoing, the Employee, together with Zvi Ben-Haim, if Zvi Ben-Haim is employed by the Company, shall have the authority to manage and operate the day to day activities of the Signal Branded Division subject to being in compliance with the annual budget of the Signal Branded Division adopted by the Board. Without limiting the generality of the foregoing, the Employee and Zvi Ben-Haim do not require the approval or consent of the Board for any day to day activities of the Signal Branded Division, including purchases of raw materials, manufacturing of goods, merchandising, sales, and hiring and firing of employees of the Signal Branded Division. A new division or business (a "New Division") may only be added to the Signal Branded Division with the prior written consent of the Executive. The Company may not reassign the Tahiti division, New Division or Big Ball division from the Signal Branded Division to another division, subsidiary or affiliate of the Company without the prior written consent of the Executive. The Company may reassign the Signal Sports division from the Signal Branded Division to another division, subsidiary or affiliate of the Company without the prior written consent of the Executive. The Company may only reassign the Umbro division from the Signal Branded Division to another division, subsidiary or affiliate prior to January 1, 2001 with the prior written consent of the Executive. The Company may reassign, upon prior written notice to the Executive, the Umbro division from the Signal Branded Division to another division, subsidiary or affiliate after December 31, 2000 without the prior written consent of the Executive. If the reassignment of the Umbro division occurs within sixty (60) days of the end of the prior calendar year and in the prior calendar year the Umbro division did not operate substantially within the annual calendar year budget for the Umbro division reasonably adopted by the Board for the prior calendar year (the "Budget"), then, the positive NOI of the Umbro division shall be included in the NOI for the Signal Branded Division for purposes of calculating the Bonus under Section 5(b) hereof during the calendar year in which the reassignment occurs. In the event that the Company reassigns the Umbro division at any time after December 31, 2000 either
(x) more than sixty (60) days after the end of a calendar year or (y) within sixty (60) days after the end of a calendar year, notwithstanding that the Umbro division operated substantially within Budget during the prior calendar year, then the positive NOI of the Umbro division during the calendar year in which the reassignment takes place and for an additional eighteen months shall be included in the NOI of the Signal Branded Division for purposes of calculating the Bonus under Section 5(b), not to exceed the later of the fiscal year ending March 31, 2004 and the date that the term of this agreement is extended, if any. Any notice of reassignment on the basis that the Umbro division did not operate within the Budget shall be accompanied by a reasonably detailed statement (the "Budget Statement") stating the basis for the conclusion that the Umbro division did not operate within the Budget. Within thirty (30) days after the delivery of the Budget Statement, the Executive may notify the Company of any objections thereto, specifying in reasonable detail any such objections. If the Executive does not notify the Company of any objections thereto or if within twenty (20) days of the delivery of an objection notice the Executive and the Company agree on the resolution of all objections, then such statements delivered by the Company, with such changes as are agreed upon, shall be final and binding. If the parties shall fail to reach an agreement with respect to all objections within such twenty (20) day period, then all disputed objections shall, not later than ten (10) days after the expiration of such twenty (20) day period, be submitted for resolution to an impartial certified public accounting firm of national standing which is reasonably acceptable to the parties (the "Independent Auditor"). All of the parties shall use reasonable efforts to cause such Independent Auditor, within sixty (60) days of its appointment, to use its best judgment in resolving the disputes submitted to it. The statements delivered by the Company, as adjusted by the parties or the Independent Auditor, shall be final and binding. The fees and costs of such Independent Auditor shall be paid by the Company if the Independent Auditor concludes that the Umbro division did operate substantially within the Budget and by the Executive if the Independent Auditor concludes that the Umbro division did not operate substantially within the Budget. The Company agrees to permit the Executive and his legal counsel and accounting firm and the Independent Auditor, if any, to have reasonable access upon prior notice during normal business hours to its books and records (including, without limitation, the work papers of its accountants) and its representatives and accountants, in each case in connection with the Executive's review of the Budget Statement. If the Independent Auditor concludes that the Umbro division did operate within the Budget, the reassignment shall be deemed to be under Except for Zvi Ben-Haim, the


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

Executive shall be the senior executive officer of the Signal Branded Division and shall only report directly to the Board, and the CEO.

     The principal location of the Executive's employment shall be within a 50 mile radius of New York County in the State of New York or New Jersey, although the Executive understands and agrees that he shall be required to travel from time to time for business reasons.

     2. Exclusive Agreement.

     (A) During the term of this Agreement, the Executive shall (i) devote all of his working time, attention and energies to the affairs of the Company and its subsidiaries, affiliates and divisions, (ii) use his best efforts to promote its and their best interests, (iii) diligently perform his duties and responsibilities hereunder and (iv) comply with, and be bound by the operational policies, procedures and practices of the Company from time to time in effect during the term, provided such procedures are not hereinafter enacted so as to discriminate against the Executive's religious observance and, further provided, such procedures are applied to all senior executive officers.

     (B) Section 2(A) shall not be construed to prevent the Executive from having other investments and personal ventures and being a member of the board of directors of other entities and industry groups and doing charity work, which, from time to time, may require minimal portions of his time, but which ventures, investments, directorships, charity work, and/or the time associated therewith shall not (i) interfere or be in conflict with his duties hereunder,
(ii) be in competition in any way with the business of the Company, (iii) involve the Executive's active participation in such business investments or ventures for more than minimal portions of his time or (iv) be in violation of, or in conflict with, any of the restrictions set forth in Section 11 hereof.

     3. Employment Term. Unless earlier terminated in accordance with the terms of this Agreement, the Executive's term of employment by the Company (the "Employment Term") shall be for the five (5) year period commencing on the date hereof and ending on the earlier of March 31, 2004 (the "End Date") or the effective closing date of the exercise by the Employee or Tahiti of their repurchase option under Section 13.16 of the Asset Purchase Agreement (the "Repurchase Date").

     4. Confidential Information. The Executive acknowledges that any use of the Confidential Information (as defined below) by the Executive, other than for the sole benefit of the Company or its subsidiaries, affiliates and divisions, would be wrongful and cause irreparable harm to the Company. Accordingly, the Executive shall not, at any time during or within one (1) year subsequent to the termination of his employment by the Company for any reason, without the express written consent of the Company publish, disclose or divulge to any person, firm or company, or use, directly or indirectly, for his own benefit or for the benefit of any person, firm or company, for use other than for the Company or its subsidiaries, affiliates and divisions, any of the Company's trade secrets or Confidential Information.

     For purposes of this Section 4, "Confidential Information" includes, but is
not  limited  to,  all  data,  reports,  interpretations,   forecasts,  records,
statements  (written  and  oral)  and


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

documents of any kind relating to the Company's costs and financial information, manufacturing methods or processes, market studies, products, existing and potential customers, pricing methods and strategies, new product plans and sources of supply acquired by the Executive during the Executive's employment by the Company. In addition, all other information disclosed to the Executive or which the Executive shall obtain during such employment with the Company which the Executive has a reasonable basis to believe to be confidential, or which the Executive has a reasonable basis to believe the Company treats as confidential, shall be presumed to be Confidential Information.

     The Executive's obligation under this Section 4 shall not apply to any information which (i) is generally available to and known by the public other than as a result of disclosure by the Executive in violation of this Agreement,
(ii) was or becomes available to the Executive on a non-confidential basis from a third party not under an obligation of confidence in respect thereof or (iii) the Executive is required to disclose as a matter of law or court order; provided that the Executive give the Company prior notice of such disclosure so that the Company may attempt to obtain a protective court order to prevent the disclosure thereof.

     5. Salary and Expenses.

     (A) Base Salary. The Company shall pay the Executive an annual base salary of Five Hundred Thousand ($500,000) Dollars in accordance with the normal payroll practices of the Company, but no less frequently then bi-weekly.

     (B) Bonus. The Executive shall be paid an annual bonus (the "Bonus") equal to the product of the percentage set forth below multiplied by the "NOI" for the Signal Branded Division for each fiscal year during the Employment Term commencing with the fiscal year ending March 31, 2000. The term "NOI" means earnings before interest expense on long term debt and income taxes increased or decreased by any reasonable intercompany allocations of general and administrative expenses. Notwithstanding the foregoing, for the purposes of determining NOI for the year ending March 31, 1999, no net losses attributable to either of the Umbro, Signal Sport or Big Ball divisions of the Signal Branded Division shall be used to determine the NOI for such year.

         Fiscal Years Commencing April 1, 1999 and Ending March 31, 2000

         NOI                             Percentage
         ---                             ----------
         $0 - 4,500,000                  0

         $4,500,001 - $6,000,000         2.5% of amount in excess of $4,500,00

         $6,000,001 - $8,000,000         2.5% of $6,000,000 plus
                                         5% of amount in excess of $$6,000,000

         $8,000,001 - $10,000,000        5% of $8,000,000 plus 7.5% of amount in
                                         excess of $8,000,000


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

         over $10,000,000                7.5% of all NOI

             Fiscal Years Ending March 31, 2000, 2002, 2003 and 2004

         NOI                             Percentage
         ---                             ----------
         $0 - 5,000,000                  0

         $5,000,001 - $6,000,000         2.5% of amount in excess of $5,000,00

         $6,000,001 - $8,000,000         2.5% of $6,000,000 plus
                                         5% of amount in excess of $$6,000,000

         $8,000,001 - $10,000,000        5% of $8,000,000 plus 7.5% of amount in
                                         excess of $8,000,000

         over $10,000,000                7.5% of all NOI

     NOI shall be calculated in accordance with generally accepted accounting principles as all such amounts are set forth in the internal unaudited financial statements of the Company. The Bonus shall be paid within ten days of the completion of the Company's quarterly periodic report on Form 10-Q, but in no event later than May 30, of the year succeeding the calendar year for which the Bonus is earned (the "Payment Date"). Together with the payment of the Bonus, or if no Bonus is due, on the Payment Date, the Company shall deliver to the Executive a detailed statement calculating NOI for the prior fiscal year and the calculation of the Bonus, if any. Within thirty (30) days after the delivery of the statement of NOI and Bonus calculation, the Executive may notify the Company of any objections or changes thereto, specifying in reasonable detail any such objections or changes. If the Executive does not notify the Company of any objections or changes thereto or if within twenty (20) days of the delivery of an objection notice the Executive and the Company agree on the resolution of all objections or changes, then such statements delivered by the Company, with such changes as are agreed upon, shall be final and binding. If the parties shall fail to reach an agreement with respect to all objections or changes within such twenty (20) day period, then all disputed objections or changes shall, not later than ten (10) days after the expiration of such twenty (20) day period, be submitted for resolution to an impartial certified public accounting firm of national standing which is reasonably acceptable to the parties (the "Independent Auditor"). All of the parties shall use reasonable efforts to cause such Independent Auditor, within twenty (20) days of its appointment, to use its best judgment in resolving the disputes submitted to it. The statements delivered by the Company, as adjusted by the parties or the Independent Auditor, shall be final and binding. The fees and costs of such Independent Auditor shall be paid by the Executive if the adjustment to the amount of the Bonus by the Independent Auditor is less than two (2%) percent and by the Company if the adjustment to the amount of the Bonus by the Independent Auditor is greater than two (2%) percent. The Company agrees to permit the Executive and his legal counsel and accounting firm and the Independent Auditor, if any, to have reasonable access upon prior notice during normal business hours to its books and records (including, without limitation, the work papers of its accountants) and its representatives and accountants, in each case in connection with the Executive's review of the statement calculating the Bonus and NOI.

The Bonus shall be deemed earned in full on March 31 of each year and shall be paid notwithstanding a subsequent termination for any reason and, except as is set forth in Sections 8(C)(ii) and 8(D)(g) shall not be paid in respect of any fiscal year in which the Executive is terminated prior to March 31.

     (C) The Company shall reimburse the Executive for all reasonable, legitimate and documented business expenses incurred by him, on behalf of the Company, upon submission of accounts in satisfactory form, subject to such reasonable limitations as the Company may impose in its discretion on senior executive officers from time to time as set forth in the Company's standard practices and procedures. The Executive shall be provided with a Company credit card to be used solely for business expenses if other senior executive officers are provided with such a card. The Executive shall provide the Company with detailed evidence reasonably satisfactory to the Company of all expenses charged to the Company credit card.

     (D) Signing Bonus. Upon the execution hereof, and in consideration for entering into the Employment Agreement the Company shall pay to Executive the sum of Two Hundred and Fifty Thousand ($250,000.00) Dollars and issue to the Executive _____ shares of the Company's common stock, $.___ par value per share (the "Bonus Shares"). The Bonus Shares shall be subject to the terms and conditions of a Registration Rights Agreement and Stock Resale Agreement, both of even date herewith.

     6.  Additional  Benefits.  In addition  to the  compensation  described  in
Section 5, the Executive shall be entitled during the Employment Term to receive the following additional benefits:

     (A) Health Insurance. The Executive shall participate during the Employment Term in such life insurance, health, disability, dental and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the senior executive officers of the Company, as may be maintained from time during the Employment Term in each case to the extent and in the manner available to other senior executive officers of the Company and subject to the terms and provisions of such plans or programs.

     (B) Retirement Plans. The Executive shall be eligible to participate in the Company's 401(k) retirement plan and such other retirement plans as may be established by the Company from time to time in accordance with the provisions of the applicable plan and to the extent permitted under applicable law.

     (C) Holidays and Vacations. The Executive shall be entitled to such paid holidays as may be designated by the Company. In addition to holidays during which the Company's offices are closed, the Executive shall be entitled to the following paid holidays and to observe the Jewish Sabbath: Yom Kippur, Rosh Hashanah (2 days), Succoth (first 2 days), Shemini Atzeret, Simchat Torah, Passover (4 days), and Shavuoth (2 days). In addition, the Executive shall be entitled to four (4) weeks of paid vacation for each calendar year during the Employment Term; such vacation to be taken at such time or times as are consistent with the business needs of the Company and the performance of the Executive's duties and responsibilities hereunder. The Executive shall be entitled to accumulate, carry forward and use for a period of six (6) months any vacation not used during a calendar year.

     (D) Sick leave. The Executive shall be entitled to sick leave in accordance with Company practices related to senior executive officers as they may exist from time to time.

     (E) Automobile Allowance. The Company will reimburse the Executive, an amount up to One Thousand Six Hundred Ninety Nine Dollars and Fifty Cents ($1,699.50) per month during the Employment Term for automobile expenses (car, maintenance, gas, insurance) incurred by him in connection with the performance of his duties hereunder during the Employment Term.

     (F) Travel. The Executive shall travel on a first class basis during all business trips required for Company business. All airline miles earned on such trips shall be for the account of the Company. The Executive shall exercise reasonable efforts to use such miles to obtain upgrades to first class.

     7. Designees on the Board and Executive Committee. From and after the date hereof and so long as the Executive is employed by the Company pursuant to the terms of this Agreement the Company shall use its reasonable best efforts (subject to the Board's fiduciary responsibilities) to cause the Executive and Zvi Ben-Haim to be appointed to the Executive Committee of the Board.

     8. Termination Of Employment.

     (A) The Executive's employment pursuant to this Agreement (i) shall terminate upon the death of the Executive, (ii) may be terminated upon his inability, by reason of a mental or physical illness, to perform his duties hereunder for a period of one hundred twenty (120) consecutive days ("Disability") upon written notice of termination given by the Company to the Executive, (iii) may be terminated for "Cause" (as defined below) by the Company at any time prior to the End Date immediately upon written notice of termination (except as provided otherwise below) given by the Company to the Executive describing such Cause and (iv) may be terminated for a "Change in Control" (as defined below) by the Executive immediately upon written notice of termination (except as otherwise provided below) given by the Executive to the Company.

     For purposes of this Agreement, "Cause" for termination shall be deemed to exist if: (i) the Executive is convicted of, or enters a plea of guilty or nolo contendre to a criminal felony; (ii) the Executive is convicted of, or enters a plea of guilty or nolo contende to a serious criminal misdemeanor involving theft, dishonesty or moral turpitude; (iii) the Executive engages in material dishonesty or fraud involving the Company or any of its subsidiaries, affiliates or divisions; (iv) the Executive breaches any of his material obligations as an employee (or as an officer or director, as applicable) of the Company, or any material obligations assigned to the Executive by the CEO or the Chairman of the Board in accordance with the terms of this Agreement, or any fiduciary duties or responsibilities to the Company or its stockholders; or (v) the Executive breaches any material provisions of this Agreement, including, without limitation, the provisions set forth in Section 4, 10 or 11.


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

     Any written notice of termination for Cause pursuant to this Section 8 shall be a written notice which (a) indicates the specific termination provision relied upon, (b) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment, and
(c) if the date of termination is other than the date of receipt of such notice, specifies the termination date. In the event that the Executive's employment is terminated for Cause pursuant to subsection (iv) or (v) of the definition of Cause above, the Executive shall have a period of thirty (30) days to cure the breach of the Executive's obligations under this Agreement as described in the notice of termination. In the event that the Executive cures such breach within said thirty (30) day period, the notice of termination shall be considered rescinded. In the event that the Executive fails to cure such breach, then this Agreement shall terminate without further notice to the Executive as set forth in the notice of termination, and the provisions of Section 8(B) shall be applicable. The Executive shall not have the opportunity to cure any termination for Cause pursuant to subsection (i), (ii) or (iii) of the definition of Cause above. In the event that the Company terminates the Executive under subsection
(ii), the Executive may within fifteen (15) days of the effective date of the notice of termination dispute in writing that the misdemeanor was "serious". In the event such a timely dispute notice is given, the Executive shall be deemed to be suspended with full pay and benefits and the issue of whether or not the misdemeanor is serious shall be submitted to arbitration as provided in Section 16 hereof. In the event that the arbitrator determines that the misdemeanor was "serious" the termination shall be effective as of the date of the confirmation of the arbitrator's ruling by a court of competent jurisdiction. In the event that the arbitrator determines that the misdemeanor is not "serious" the notice of termination shall be deemed withdrawn and suspension vacated as of the date of the confirmation of the arbitrator's ruling by a court of competent jurisdiction and, the Executive's employment shall be reinstated hereunder as the Executive Vice President of the Signal Branded Division as of such date. Any termination for Cause or Disability must be approved by the affirmative vote of a majority of the Board after giving the Executive notice of the meeting and an opportunity, together with counsel, to be heard on such issue.

     (B) In the event (i) the Executive's employment under this Agreement is terminated for Cause as provided above, or (ii) the Executive voluntarily terminates his employment with the Company other than as described in or pursuant to Section 8(D), in each case prior to the End Date, the Company shall promptly pay to the Executive (or to his beneficiaries or legal representatives) the amount of any unpaid compensation in respect of the period prior to such termination pursuant to Sections 5(A) and (B) plus the amount of any reimbursable expenses. No other payments shall be due the Executive (or his beneficiaries or legal representatives).

     (C) In the event the Executive's employment under this Agreement is terminated as a result of his death or his Disability pursuant to Section 8(A), prior to the End Date, the Company shall promptly pay to the Executive (or to his beneficiaries or legal representatives) (i) the amount of any unpaid compensation attributable to periods prior to such termination pursuant to Sections 5 (A) and (B) plus six (6) months base salary; and (ii) a pro rata amount of the Bonus under Section 5(B) for the year in which the termination occurs calculated as follows: an amount equal to the Bonus that would have been paid had the Executive been employed on March 31 of the year in which he was terminated multiplied by a fraction, the


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

numerator of which is the number of days during the year prior to termination and the denominator of which is 365, and (iii) the amount of any reimbursable expenses. No other payments shall be due the Executive (or his beneficiaries or legal representatives).

     (D) In the event, prior to the End Date, (i) the Executive's employment is terminated without Cause (it being understood that a purported termination for Cause which is disputed and finally determined not to have been proper shall be a termination by the Company without Cause) by the Company, or (ii) the Executive loses his employment for any other reason other than pursuant to
Section 8(A) or by reason of his voluntary termination of employment, including, but not limited to, the bankruptcy, closure, reorganization, buyout, merger or consolidation of the Company, or (iii) the Executive's employment is terminated by the Executive, by written notice to the Company, on the following grounds:
(A) the Executive, without the Executive's approval, receives a material diminution in responsibilities, title, reporting requirements, authority, or position from the level of the Executive's responsibilities, title, position, authority or reporting requirements as of the commencement of the Employment Term or as amended with the Executive's written consent, and the Executive elects to terminate his employment in writing as a result of and within thirty
(30) days of written notice of such diminution, or (B) any breach by the Company of the material provisions of this Agreement which breach shall continue unremedied for ten (10) days after written notice thereof by the Executive to the Company or (C) a relocation of the Executive's principal base of operation to any location other than the locations described in Section 1 and the Executive elects to terminate his employment in writing as a result of and within ninety (90) days of such relocation or (D) a Financing Default by the Company, as that term is defined in Section 13.16 of the Asset Purchase Agreement; then the Executive shall be entitled to the following: (a) the amount of any unpaid compensation attributable to periods prior to such termination pursuant to Sections 5(A) and (B); (b) the amount of any reimbursable expenses;
(c) the Company shall pay to the Executive in cash, a lump sum payment amount equal to his base salary for the period commencing on the date of termination through the earlier of the two (2) year anniversary of the effective date of the termination and the End Date (the "Post Termination Period"); (d) the Executive shall continue to be entitled to and shall receive his benefits under Sections 6(A) and (E) hereof during the Post Termination Period; (e) the Company shall also pay all amounts the Executive would have received under the Company's pension plan, if any, if the Company had not terminated this Agreement without Cause or the Executive's employment had not terminated this Agreement under this
Section 8(D), and had the Executive's employment continued through the End Date at the rate of compensation specified herein; (f) the entire Bonus payable under
Section 5(b) as if the Executive was employed on March 31 of the year in which the termination occurs; and (g) any incentive compensation and options granted to Executive that have not vested as of the date of termination shall immediately vest upon the date of termination. Neither the occurrence of a termination, nor the vesting in any options as a result thereof shall require Executive to exercise any options. In the event of a conflict between any incentive compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control. No other payments shall be due the Executive.

     (E) Change in Control. The Executive shall have the right to terminate his employment hereunder on or within three (3) months following a Change in Control. For purposes of this Agreement "Change in Control" shall mean that any of the following events has occurred: (A) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee benefit plan sponsored by the Company, becomes the "beneficial owner", as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (i) common stock of the Company (the "Common Stock") or any class of stock convertible into Common Stock in an amount equal to thirty five (35%) percent or more of the Common Stock (treating all classes of outstanding Common Stock or other securities convertible into Common Stock as if they were converted into Common Stock) issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; or (B) the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities possessing less than fifty (50%) percent of the surviving or acquiring entity taken as a whole. In the event that the Executive terminates his employment because of a Change in Control, the Executive shall be entitled to a lump sum payment equal to the Executive annual base salary. Additionally, any incentive compensation and options granted to Executive that have not vested as of the date of a Change in Control shall immediately vest upon the date of the Change in Control. Neither the occurrence of a Change in Control, nor the vesting in any options as a result thereof shall require Executive to exercise any options. In the event of a conflict between any incentive compensation grant agreement or program or any option grant agreement or plan and this Agreement, the terms of this Agreement shall control.

     (F) Excise Tax Gross Up. In addition, if it is determined by an independent accountant mutually acceptable to the Company and Executive that as a result of any payment in the nature of compensation made by the Company to (or for the benefit of) Executive pursuant to this Agreement or otherwise, an excise tax may be imposed on Executive pursuant to Section 4999 of the Code (or any successor provisions) , the Company shall pay Executive in cash an amount equal to X determined under the following formula: (the "Excise Tax Gross Up")


                                    X =     E x P
                                        ---------------------------
                                         1 - [(FI x (1-SLI) + E+M]

         where

         E  =   the rate at which the excise tax is assessed  under Section 4999 of the Code (or any successor (provisions)

         P  =   the amount with  respect to which such  excise tax is  assessed, determined without regard to the Excise Tax Gross Up;

         FI = the highest effective marginal rate of income tax applicable to Executive under the Code for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions or other similar adjustments);

         SLI = the sum of the highest effective marginal rates of income tax applicable to Executive under all applicable state and local laws for the taxable year in question (taking into account any phase-out or loss of deductions, personal exemptions and other similar adjustments); and

         M =    the  highest   marginal  rate  of  Medicare  tax  applicable  to
                Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement or otherwise and on which an excise tax under Section 4999 of the Code (or any successor provisions) may be assessed, the payment determined under this sub-paragraph 9(d) shall be paid to Executive at the time of the Change in Control but prior to the consummation of the transaction with any successor. It is the intention of the parties that the Company provide Executive with a full tax gross-up under the provisions of this Section, so that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 of the Code (or any successor provisions) had not been imposed. The Excise Tax Gross Up may be adjusted if alternative minimum tax rules are applicable to Executive.

     (G) In the event the  Executive  shall  violate  any of the  provisions  of
Section 4, 9, 10 or 11, all compensation and/or benefit continuations which he is then receiving from the Company shall cease if such violation is not cured within thirty (30) days of written notice thereof.

     (H) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. Payments to the Executive provided for in this Agreement shall be made without set off or reduction for compensation received for subsequent employment. Payments being made pursuant to this Section 8 shall survive the death of the Executive.

     9. Duty Of The Executive Upon Termination. The Executive shall, upon termination of this Agreement, return to the Company all of the Company's records of any type and all literature, supplies, letters, written or printed forms, and/or memorandum pertaining to the Company's business then in the Executive's possession.

     10. Covenant Not to Solicit. During the Employment Term and the applicable Restricted Period, the Executive shall not, directly or indirectly, on the Executive's own behalf or on behalf of any other person, company, partnership or any other entity, whether as an employee, officer, director, proprietor, partner, investor, consultant, advisor, agent or in any other capacity, (i) induce or attempt to induce any customer of the Company to reduce its business with the Company, (ii) divert from the Company any business or supplier thereto,
(iii) hire any employee of the Company (or any person who was an employee of the Company at any time during the six (6) months immediately preceding the date of hire) or (iv) solicit or attempt to solicit any employee of the Company to leave the employ of the Company, nor shall the Executive affiliate or associate with any party engaging in the above actions.

     11. Covenant Not To Compete. As a material inducement to the Company to enter into this Agreement and into that certain Asset Purchase Agreement, dated as of December 18, 1998 (the "Asset Purchase Agreement"), between the Company, Tahiti and the stockholders of Tahiti, including the Executive, and in consideration of the compensation to be paid hereunder and the purchase price paid under the Asset Purchase Agreement, the Executive agrees, during the Employment Term and during the applicable Restricted Period, not to compete, directly or indirectly, in any manner with any business conducted by the Company. The Executive further agrees, during the Employment Term and during the applicable Restricted Period, not to enter, directly or indirectly, into the employ of or render any service to or invest in, any person, corporation, partnership or any other entity which competes with a any business conducted by the Company at the time the Employment Term expires or was terminated. The Executive expressly acknowledges that this covenant does not impose economic hardship on him. Notwithstanding anything herein to the contrary, this Section 11 shall not prevent the Executive from acquiring securities representing not more than two percent (2%) of the outstanding voting securities of any publicly-held corporation.

     For purposes hereof the term Restricted Period shall mean the following:

     (i) In the event that the Executive's employment is terminated by the Company without Cause or by the Executive under Section 8(D), the Restricted Period shall be equal to a period of one (1) year, provided the Company continues to make those payments required under this Agreement through the Post Termination Period, and if by reason of the Executive's Disability, there shall be no Restricted Period.

     (ii) In the event that the Executive voluntary terminates his employment or is terminated by the Company for Cause, the Restricted Period shall be the lesser of one (1) year and the period ending on the End Date, provided, however, that if the Restricted Period is less than one (1) year, the Restricted Period shall continue for a period after the End Date so that the Restricted Period equals one (1) year if the Price and Liquidity Conditions set forth in (iii) below are satisfied on the End Date.

     (iii) In the event that the Executive's employment terminates on the End Date, the Restricted Period shall be one (1) year only if the average Closing Price of the Company's Common Stock for the sixty (60) day period immediately preceding the End Date is at least $5.00 per share (the "Stock Price") and the average daily trading volume for the sixty (60) day period immediately preceding the End Date is 150,000 shares per day (the "Price and Liquidity Conditions"). The Stock Price shall be adjusted for all stock splits, reverse stock splits, stock dividends, and similar transactions. The term Closing Price shall mean on any day when used with respect to the Common Stock the reported last sale price regular way on composite tape, or, if the shares of Common Stock are not quoted on the composite tape, the reported last sale price on the New York or the American Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on either such Exchange, as reported on The Nasdaq Stock Market, or if the shares of Common Stock are not quoted on such system, the average of the closing bid and asked prices as reported by the OTB Bulletin Board or the National Quotation Bureau, Inc.

     (iv) In the event that (a) the Executive terminates his employment upon a Change in Control under Section 8(e) or (b) the Executive's employment terminates on the Repurchase Date, there shall be no Restricted Period.

     (v) The provisions of Sections 10 and 11 hereof shall be void and not effective if the Company breaches Section 8 (D), (E) or (F).

     12. Severability. In the event any clause or provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect the validity or enforceability of any other provision herein, and this Agreement shall remain in full force and effect in all other respects. If a claim of invalidity or unenforceability of any provision of this Agreement is predicated upon the length of the term of any covenant or the area covered thereby, such provision shall not be deemed to be invalid or unenforceable; rather, such provision shall be deemed to be modified to the maximum area or the maximum duration as any court of competent jurisdiction shall deem reasonable, valid and enforceable.

     13. Injunctive Relief. It is understood and agreed by the parties hereto that a breach by the Executive under Section 4, 10 or 11 will cause the Company substantial and irreparable injury and damage which cannot reasonably or adequately be compensated in damages in any action at law. In recognition thereof, the Company and the Executive hereby agree that, notwithstanding the provisions of Section 16 below, in the event of any such breach or threatened breach, the Company will be entitled to the remedies of injunction, specific performance, and other equitable relief to prevent a breach or threatened breach of this Agreement. The parties further agree that this Section 13 shall not in any way limit remedies at law or in equity otherwise available to the Company.

     14. Entire Agreement. The parties understand and agree that this Employment Agreement constitutes the entire agreement between the parties regarding the terms and conditions of the Executive's employment by the Company, and there are no other agreements. The terms of this Agreement may not be varied, modified, supplemented or in any other way changed by extraneous verbal or written representations by the Company or its agents to the Executive, unless by amendment to this Agreement executed in writing by both parties.

     15. Governing Law; Forum. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York. Subject to the provisions of Section 16 below, each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the City and State of New York or any federal court sitting in the City and State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the

City and of State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     16. Arbitration. Except as expressly provided herein, each party agrees not to bring suit against the other party in the courts of any jurisdiction in connection with any dispute which might be the subject of a civil action arising from the interpretation or application of this Agreement. Each party agrees that any such dispute shall be finally resolved by submission to compulsory commercial arbitration to be held in New York, New York according to the American Arbitration Association rules, by one or several arbitrators appointed. The parties agree to be bound by the decision of the arbitration and that a judgment of any court of competent jurisdiction may be rendered upon the award made pursuant to said submission to arbitration.

     17. Survival. Subject to Section 11(v) the covenants of Sections 4, 9, 10, 11, 12, 13, 14, 15 and 16 shall survive any termination or expiration of this Agreement.

     18. Notice. All notices or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile or hand delivery, addressed as first set forth above, or to such other address as a party may subsequently specify in writing. All such notices and communications shall be deemed to have been received on the third business day after the mailing thereof, on the date that the facsimile is confirmed as having been received, or on the date of personal delivery, as the case may be.

     19. Miscellaneous.

     (A) Any reference to the Company in Section 4, 9, 10 or 11 shall also include the Company's subsidiary and/or affiliated companies and divisions.

     (B) This Agreement shall be binding upon and inure to the benefit of the Company and may not be assigned by the Company except to a successor of the Company. This Agreement is personal to the Executive and may not be assigned or otherwise transferred by the Executive. This Agreement shall also inure to the benefit or, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees.

     20. Attorney's Fees. In the event of any legal proceeding between the parties hereto arising out of the subject matter of this Agreement, including any such proceeding to enforce any right or provision hereunder which proceeding shall result in the rendering by a court of competent jurisdiction a decision in favor of a party hereto, the non-prevailing party shall pay to the prevailing party all reasonable costs and expenses incurred therein by the prevailing party, including, without limitation, reasonable attorney's fees, which costs, expenses and attorneys' fees shall be included in and be a part of any award or judgment rendered in such legal proceeding.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.



                                                SIGNAL APPAREL COMPANY, INC.


Dated:   March 16, 1999                         By:      /s/ Thomas A. McFall
                                                    ----------------------------
                                                Its:     CEO
                                                    ----------------------------


Dated: March 16, 1999

                                                    /s/ Michael Harary
                                                    ----------------------------
                                                    MICHAEL HARARY